UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 26, 2007

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On November 26, 2007, Jay D. Caplan assumed the position of Senior Vice President and Chief Operating Officer of Candela Corporation (the “Company”), effective immediately.  Mr. Caplan’s annual base salary is set at $300,000, and he will be eligible to receive a year-end bonus (prorated for the balance of this fiscal year) of up to 30 percent of his annual base salary dependent upon the achievement of personal or Company-wide milestones (and potentially higher if those milestones are exceeded), prorated in his first fiscal year as of November 26, 2007.  Pursuant to the Company’s Second Amended and Restated 1998 Stock Plan, the Company granted Mr. Caplan Stock Appreciation Rights (“SARs”) with respect to 100,000 shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $6.26 per share.

Mr. Caplan also signed both of the contracts for senior executives that are summarized below.

Compensatory Arrangements of Certain Officers

All of the summaries provided below are qualified in their entirety by reference to the text of the (i) Employment, Noncompetition and Nondisclosure Agreement and (ii) the Senior Officer Executive Retention Agreement (both of which were entered into by the Company and certain senior executives), and (iii) the Amended and Restated Employment Agreement and (iv) the Executive Retention Agreement with Gerard E. Puorro (both of which were entered into by the Company and  Chief Executive Officer Gerard E. Puorro).  The forms of these four agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2007.

In connection with entering into the agreements discussed below, each of the following individuals will receive an annual base salary as follows:

Executive Officer	Current Annual Base Salary
Jay D. Caplan	$300,000
Dennis S. Herman	$227,272
Dr. James C. Hsia	$244,490
Paul R. Lucchese	$211,000
Gerard E. Puorro	$450,000
Robert E. Quinn	$180,325

Senior Officer Agreements

On or about November 26, 2007, each of Messrs. Caplan, Herman, Hsia, Lucchese and Quinn entered into an Employment, Noncompetition and Nondisclosure Agreement (the “Employment Agreement”) with the Company.  The form of Employment Agreement provides for at-will employment for each of the aforementioned executive officers.  Under each Employment Agreement, the executive is entitled to an annual base salary (as shown above) and may be entitled to cash bonuses as well as equity awards in the form of options, SARs, shares of restricted stock, or such other equity grants as may be determined by the Company’s Board of Directors; and an automobile leased by the Company for use by the executive.  The Employment Agreement contains agreements by the executive to protect the Company’s intellectual property, as well as a 12-month non-compete obligation and a 12-month non-solicitation obligation.  The term of the Employment Agreement begins on or about November 26, 2007 and ends on December 31, 2009, and provides for severance payments for a period of 12 months equal in amount to the executive’s salary for 12 months if the executive is discharged without cause or is involuntarily terminated.  Under these circumstances, the Company shall continue to pay the executive’s premiums relating to health and dental insurance for 12 months and will make two additional monthly payments on the leased automobile that the executive has had at his disposal.  Furthermore, the Company shall provide outplacement services up to $10,000 in value to the executive.

On or about November 26, 2007, each of Messrs. Caplan, Herman, Hsia, Lucchese and Quinn entered into a Senior Officer Executive Retention Agreement (the “Retention Agreement”) with the Company.  If a change in control, as defined in the Retention Agreement, occurs anytime between November 26, 2007 and December 31, 2009 and the executive’s employment with the Company terminates within 24 months following the date of the change in control, then the executive shall be entitled to certain benefits.  If the executive is terminated without cause or by involuntary termination, as defined in the Retention Agreement, any then-unvested equity award shall immediately become exercisable and vested in full, and the executive is entitled to receive: any accrued obligations owing to him by the Company, including any unpaid base salary or prorated bonus; the executive shall receive equal regular monthly installments for a 12-month period equal to one twelfth (1/12th) of the executive’s annual base salary multiplied by a factor of two (2.0x) times; and the executive shall also receive regular monthly installments for a 12-month period equal to one twelfth (1/12th) of his target annual bonus (irrespective of the level of attainment to that date of any target bonus benchmarks) multiplied by a factor of two (2.0x) times.  Additionally, the executive will be provided with benefits for18 months following the executive’s termination, and the Company will also make a one-time payment of $5,000 to the executive to cover some or all of the lease payments remaining due on the executive’s leased automobile.

If the executive resigns or is terminated due to death or disability within 24 months of the change in control, the Company shall pay the executive the accrued obligations within 30 days of the executive’s termination.  If the executive is terminated for cause within 24 months following the change in control, the Company shall pay the executive’s annual base salary through the date of termination and accrued obligations, if any.  The Retention Agreement also provides that if the Company terminates the executive other than for cause, disability, or death, or the executive terminates employment because of an involuntary termination, the Company shall provide outplacement services up to $10,000 in value.

Chief Executive Officer Agreements

Mr. Puorro entered into an Amended and Restated Employment Agreement (the “Puorro Employment Agreement”) on November 26, 2007 that is a restated contract most recently amended in April of 2007.  The Puorro Employment Agreement is somewhat similar to the Employment Agreement entered into by the aforementioned senior executives.  However, one difference is that, in addition to the Company’s right to terminate Mr. Puorro due to disability or for just cause, Mr. Puorro may terminate his employment under the Agreement for any reason at any time upon at least sixty (60) days’ prior written notice; if Mr. Puorro terminates his employment at his option, either Mr. Puorro or the Company can elect, prior to the expiration of the sixty (60) day notice period, that Mr. Puorro receive severance payments (which payment stream shall cause the non-compete provisions applicable to Mr. Puorro to become activated).  The Company will pay Mr. Puorro severance payments in the form of salary for a period of 24 months, provided that Mr. Puorro leaves the Company by choice or he is terminated by the Company without cause.  For the first 12 months of the severance period, Mr. Puorro will receive 100% of his monthly salary in effect at the time of termination.  For the second 12 months of the severance period, Mr. Puorro will receive 100% of his monthly salary in effect at the time of termination, provided that a successor Chief Executive Officer has been hired prior to Mr. Puorro’s termination date (in the absence of which Mr. Puorro’s severance for the second year would remain at 50%).  The Puorro Employment Agreement provides for outplacement services for him of up to $25,000.

On November 26, 2007, Mr. Puorro entered into an Executive Retention Agreement with the Company (the “Puorro Retention Agreement”).  The Puorro Retention Agreement provides that should Mr. Puorro be terminated without cause or by involuntary termination within 24 months of a change in control, he will receive regular monthly installments for 24 months of one twenty-fourth (1/24th) of his annual salary multiplied by a factor of three (3.0x) times.  Furthermore, Mr. Puorro shall receive regular monthly installments for a 24-month period equal to one twenty-fourth (1/24th) of his target annual bonus for the fiscal year multiplied by a factor of three (3.0x) times.  The Company will make payments on Mr. Puorro’s leased vehicle until the end of the lease term, at which point Mr. Puorro may exercise the purchase option on the automobile should one exist.  The Puorro Retention Agreement requires the Company to provide Mr. Puorro with outplacement services up to $25,000.

SIGNATURES

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ Gerard E. Puorro
Gerard E. Puorro
President, Chief Executive Officer and Director (Principal Executive Officer)

Date:  November 30, 2007